Exhibit 10.20

POLO RALPH LAUREN CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT (the “Agreement”), is made effective as of the 23rd day of July, 2002, (hereinafter called the “Date of Grant”), between Polo Ralph Lauren Corporation, a Delaware corporation (hereinafter called the “Company”), and Roger N. Farah (hereinafter called the “Participant”):

R E C I T A L S:

     WHEREAS, the Company has adopted the Polo Ralph Lauren Corporation 1997 Long-Term Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan or, where specifically referenced, the Amended and Restated Employment Agreement between the Company and the Participant effective as of the date hereof (the “Employment Agreement”); and

     WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the “Option”) to the Participant pursuant to the Plan and the terms set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 400,000 Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $18.22 per Share (the “Exercise Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

     2. Vesting.

          (a) Subject to the Participant’s continued employment with the Company, the Option shall vest and become exercisable with respect to one third (1/3) of the Shares initially covered by the Option on each of the second, third and fourth anniversaries of the Date of Grant (each, an “Option Vesting Date”).

          At any given time, the portion of the Option which has become vested and exercisable as described above (or pursuant to Sections 2(b) or (d) below) is hereinafter referred to as the “Vested Portion.”

          (b) If the Participant’s employment with the Company is terminated due to the Participant’s normal retirement at or after age 65, then the Option shall continue to vest on the schedule provided in Section 2(a) above, subject to the Participant’s not engaging in any “Competitive Activity” (as defined in Section 3(a) below).

          (c) If the Participant’s employment with the Company is terminated by the Participant for Good Reason (as defined below) or by the Company without Cause (as defined below) (other than as a result of the Company’s election not to extend the Term of the Employment Agreement as contemplated by Section 2 of the Employment Agreement, or by reason of death or Disability (as defined below)), the Option shall vest with respect to the greater of (x) the percentage of the Option that otherwise would have vested on the next Option Vesting Date if no such termination had occurred and (y) the percentage of the Option so that, in the aggregate, 200,000 Shares subject to the Option would then be vested hereunder.

          (d) If the Participant’s employment with the Company is terminated for any reason other than that expressly described in Section 2(b) or 2(c) above, the Option shall, to the extent not then vested, be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).

          (e) Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control (either as defined in the Employment Agreement or in the Plan) the Option shall, to the extent not then vested and not previously canceled, immediately become fully vested and exercisable as contemplated by Section 13 of the Plan.

     3. Exercise of Option.

          (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

               (i) the tenth anniversary of the Date of Grant;

               (ii) in the event of the Participant’s termination of employment due to death or Disability, then the third anniversary of the date of the Participant’s termination of employment;

               (iii) in the event of the Participant’s termination of employment due to the Participant’s normal retirement at or after age 65, then the third anniversary of the date of the Participant’s termination of employment;

               (iv) in the event of the Participant’s termination of employment due to the Participant’s early retirement at or after age 55 with at least 7 years of service with the Company and its affiliates, then the earlier of (x) the first anniversary of the date of the Participant’s termination of employment and (y) the Participant’s engagement in a Competitive Activity;

               (v) in the event of the Participant’s termination of employment by the Participant for Good Reason (as defined below) or by the Company without Cause (as defined below) (other than as a result of the Company’s election not to extend the Term of the Employment Agreement as contemplated by Section 2 of the Employment Agreement, or by reason of death or Disability (as defined below)), then the later of (x) the expiration of the Term (as defined in the Employment Agreement, determined without regard to any earlier termination or further extensions thereof) or (y) the first anniversary of the Participant’s termination of employment;

               (vi) in the event of the Participant’s termination of employment by the Company for Cause or due to the Participant’s voluntary resignation other than for Good Reason, then the date of the Participant’s termination of employment; and

              (vii) notwithstanding paragraphs (ii), (iii), (iv), (v), and (vi), above, in the event a Change of Control (either as defined in the Employment Agreement or in the Plan) shall have occurred prior to the date of the Participant’s termination of employment, the Option shall be exercisable until the later of (x) the applicable period set forth in paragraph (ii), (iii), (iv), (v), or (vi), above, depending on the reason for termination, or (y) the later of (A) the expiration of the remaining Term (as defined in the Employment Agreement, determined without regard to any earlier termination or further extensions hereunder) or (B) the first anniversary of the date of such Change of Control.

     For purposes of this agreement:

     “Cause” shall have the meaning given in the Employment Agreement; and

     “Competitive Activity” shall mean the Participant’s direct or indirect (i) engagement in any “Competitive Business” (as defined below) for his or her own account, (ii) entering into the employ of, or rendering of services to, any person engaged in a Competitive Business, or (iii) becoming interested in any entity engaged in a Competitive Business, directly or indirectly as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant, or in any other relationship or capacity; provided that the Participant may own, solely as an investment, securities of any entity which are traded on a national securities exchange if the Participant is not a controlling person of, or a member of a group that controls such entity and does not, directly or indirectly, own 2% or more of any class of securities of such entity; and

     “Competitive Business” shall mean “Competitive Business” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or, if there shall be no such agreement, the design, manufacture, sale, marketing or distribution of branded or designer apparel and other products in the categories of products sold by, or under license from, the Company or its affiliates within the United States; and

“Disability” shall have the meaning given in the Employment Agreement; and

     “Good Reason” shall have the meaning given in the Employment Agreement.

          (b) Method of Exercise.

               (i) Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise or by delivering such notice to the Company by such other method as may be permitted by the Committee; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price. The payment of the Exercise Price may be made in cash, or its equivalent, or (x) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by the Participant for at least 6 months), (y) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or (z) with the consent of the Committee in its sole discretion, by the promissory note and agreement of the Participant providing for the payment with interest of the unpaid balance accruing at a rate not less than needed to avoid the imputation of income under Code Section 7872 and upon such terms and conditions (including the security, if any therefor) as the Committee may determine, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

               (ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

               (iii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

               (iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

     4. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

     5. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     6. Transferability. Except as otherwise determined by the Committee pursuant to its authority under Section 14(a)(iii) of the Plan, during the Participant’s lifetime, the Option is exercisable only by the Participant and the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

     7. Withholding.

          (a) The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

          (b) Without limiting the generality of clause (i) above, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least 6 months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the option a number of Shares with a Fair Market Value equal to such withholding liability.

     8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

     9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the

     Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

     10. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     11. Option Subject to Plan. By accepting this Agreement and the Award evidenced hereby, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

ROGER FARAH	POLO RALPH LAUREN CORPORATION

/s/ Roger Farah	By: /s/ Mitchell Kosh

Title: Senior Vice President Human Resources